UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2020

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices and zip code)
(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 18, 2020 Evofem Biosciences, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) in the 6th Floor Boardroom in its principal executive office located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 commencing at 8:00 am Pacific Standard Time. Of the Company’s 49,710,617 shares of common stock issued and outstanding and eligible to vote as of the record date of May 7, 2020, a quorum of 30,048,633 shares, or approximately 60% of the eligible shares, was (i) present in person or represented by proxy at the Special Meeting and (ii) voted as set forth below on the following proposal. This proposal is further described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 8, 2020 (the “Proxy Statement”).
Proposal 1
Approval, for the purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the issuance of shares of common stock issuable upon the conversion of certain convertible notes and the exercise of certain warrants.

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
29,653,433	329,848	65,352	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: June 18, 2020	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer